EXHIBIT 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact: Marcel Martin Vice President - Finance and Chief Financial Officer Haynes International, Inc. 765-456-6129

Haynes International, Inc. Announces Changes to U.S. Retirement Plans

(Kokomo, Indiana, October 2, 2007) Haynes International, Inc. (NASDAQ: HAYN) announced today that the Company has redesigned its retirement programs impacting non-union employees who participate in the U.S. Pension Plan. The redesign of the programs will include the following changes:

-	Effective December 31, 2007, the U.S. pension plan is being amended to freeze benefit accruals for all non-union employees in the U.S.

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Effective January 1, 2008, the pension multiplier used to calculate the employee's monthly benefit will be increased from 1.4% to 1.6%. In addition, the Company will make enhanced matching contributions to its 401K plan equal to 60% of the employee's salary deferrals, up to 6% of compensation.

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Previously, the Company closed the pension plan to new salaried entries beginning January 1, 2006, and took the same action as of July 1, 2007 for newly hired union employees. Similarly, matching contributions to the 401K plan were increased to 60% of these same employee’s salary or wage deferrals, up to 6% of compensation for this same group of employees.

"These changes were made with a great deal of thought," Francis Petro, President and CEO said. "The changes reflect the new reality for retirement plan management, both from the employer and the employee perspective."

"We believe this modernization of our pension plan is in the best interest of our employees and our shareholders," Chief Financial Officer Marcel Martin said. "These changes are intended to reduce the financial risks associated with a defined benefit plan and at the same time provide employees with a means to prepare for a financially sound retirement."

The Company estimates the redesign of the pension plan, including the previous actions to close the plan to new employees and the adjustment of the multiplier for non-union and union plan participants will reduce funding requirements by $23 million over the next 6 years.

"Managing a pension plan is a business challenge just like other costs we must manage on an ongoing basis," said Petro. "We think we are doing this effectively, and also continue to maintain a competitive benefit program that will attract and retain talented employees."

The Company will be offering additional investment options in its 401K plan and providing educational sessions for investment planning to affected employees. The Company will also take advantage of recently enacted legislation that allows employers to automatically enroll participants and increase participants' contribution percentage each year to build on their savings.

About Haynes International

Haynes International, Inc. is a leading developer, manufacturer and marketer of technologically advanced, high-performance alloys, primarily for use in the aerospace, land-based gas turbine and chemical processing markets.

Cautionary Note Regarding Forward-Looking Statements

This news release may contain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this news release, the words "believes", "anticipates", "expects", "plans" and similar expressions are intended to identify forward-looking statements. Although the Company believes that its plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, such forward-looking statements are subject to a number of risks and uncertainties, and the Company can provide no assurances that such plans, intentions or expectations will be achieved. Many of these risks are discussed in detail in the Company's filings with the Securities and Exchange Commission, in particular in its Form 10-K for the fiscal year ended September 30, 2006, which is available on the website of the Securities and Exchange Commission, www.sec.gov. You should carefully read these risk factors.

All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. All forward-looking statements speak only to the respective dates on which such statements are made and the Company does not undertake and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

It is not possible to anticipate and list all risks and uncertainties that may affect the future operations or financial performance of the Company however; they include, but are not limited to, the following:

•	Any significant decrease in customer demand for our products or in demand for our customers' products;

•	Our dependence on production levels at our Kokomo facility and our ability to make capital improvements at that facility;

•	Rapid increases in the cost of nickel, energy and other raw materials;

•	Our ability to continue to develop new commercially viable applications and products;

•	Our ability to recruit and retain key employees;

•	Our ability to comply, and the costs of compliance, with applicable environmental laws and regulations; and

•	Economic and market risks associated with foreign operations and U.S. and world economic and political conditions.